EXHIBIT 10.1

                                     [LOGO]
                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

      This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the "Agreement"), dated as of the Effective Date, is among Silicon Valley Bank, Specialty Finance Division ("Bank") on the one hand, and Tegal Corporation, a Delaware corporation, and Tegal Japan, Inc., a corporation organized under the laws of Japan (collectively, joint and severally "Borrower") on the other hand, whose address is 2201 S. McDowell Blvd, Petaluma, CA 94954 and with a FAX number of (707) 765
- 9311.

1. DEFINITIONS. In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ACCOUNT DEBTOR" is defined in the California Uniform Commercial Code and shall include any person liable on any Financed Receivable or Exim Financed
Receivable, such as a guarantor of the Financed Receivable or Exim Financed Receivable and any issuer of a letter of credit or banker's acceptance.

      "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable or Exim Financed Receivable.

      "ADVANCE" is defined in Section 2.2.

      "ADVANCE RATE" is 80%, net of deferred revenue and offsets related to each specific Account Debtor, or another percentage as Bank establishes under Section 2.2.

      "APPLICABLE RATE" is a rate per annum equal to the "Prime Rate" plus 1.00 percentage point.

      "BORROWER AGREEMENT" is the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

      "BORROWING BASE" has the meaning set forth in the Borrower Agreement.

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "CODE" is the California Uniform Commercial Code as in effect from time to time.

      "COLLATERAL" is attached as Exhibit "A".

      "COLLATERAL HANDLING FEE" is defined in Section 4.5.

      "COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables or Exim Financed Receivables.

      "COMPLIANCE CERTIFICATE" is attached as Exhibit "B".

      "EARLY TERMINATION FEE" is defined in Section 4.6.

      "EFFECTIVE DATE" is the date in which Bank executes this Agreement.

      "EVENT OF DEFAULT" is defined in Section 10.

      "EXIM ADVANCE" is defined in Section 3.1.

      "EXIM ADVANCE RATE" is 90%, net of deferred revenue and offsets related to each specific Account Debtor, or another percentage as Bank establishes under
Section 3.1.

      "EXIM BANK" is the Export-Import Bank of the United States.

      "EXIM BANK EXPENSES" are all audit fees and expenses, reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Exim Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the Exim Bank in consideration of the issuance of the Exim Guarantee.

      "EXIM ELIGIBLE FOREIGN ACCOUNTS" are Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Exim Eligible Foreign Inventory (i) that the Account Debtor does not have its principal place of business in the United States and (ii) that have been assigned and comply with all of Borrower's representations and warranties in this Agreement; but Bank, in its good faith business judgment, may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Exim Eligible Foreign Accounts will not include:

            (a) Accounts with terms of sales greater than 90 days;

            (b) Accounts which are more than 60 calendar days past the original due date, unless it is insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for a comparable coverage, in which case 90 calendar days shall apply;

            (c) Credit balances over 60 days from due date of the relevant invoice;

            (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

            (e) Accounts for which the Account Debtor is a military or defense entity;

            (f) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (g) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor's payment may be conditional;

            (h) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

            (i) Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

            (j) Accounts generated by the sale of products purchased for military purposes;

            (k) Accounts generated by the sales of Inventory which constitute defense articles or defense services;

            (l) Accounts excluded from the Borrowing Base under the Borrower Agreement;

            (m) Accounts that arise from the sales of items not in the ordinary course of Borrower's business;

            (n) Accounts not owned by Borrower or that are subject to any right, claim or interest of another person other than the lien in favor of Bank;

            (o) Accounts with respect to which an invoice has not been sent;

            (p) Accounts billed and payable outside the United Stated unless approved in writing by Exim Bank; and such Accounts are subject to the following:

                  1. Each subsidiary or affiliate is a party to the Loan Agreement;

                  2. All proceeds are remitted to the United States on a monthly basis (excluding the retention of proceeds for the purpose of funding local expenses);

                  3. Accounts are derived from eligible exports originating from the United States;

                  4. Bank obtains a valid first priority  security  interest (or equivalent) in the jurisdiction where the Accounts are located; and

                  5. Bank obtains a legal opinion from local counsel with regard to the enforceability of such security interest.

            (s) Accounts billed in currencies other than U.S. Dollars, unless approved in writing by Exim Bank;

            (t) Accounts from foreign buyers in countries where Exim Bank is legally prohibited from doing business or in which Exim Bank coverage is not available (as designated in the Country Limitation Schedule);

            (u) Accounts backed by letters of credit unacceptable to Bank in its reasonable and good faith credit judgment;

            (v) Accounts for which Bank or Exim Bank determines collection to be doubtful, with Bank's determination of same to be reasonable;

            (w) Accounts for which the items giving rise to such Account have not been shipped and delivered to and accepted by the Buyer or the services giving rise to such Account have not been performed by Borrower and accepted by the Buyer or the Account does not represent a final sale;

            (x) Accounts for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; and

            (y) Accounts for which any of the items giving rise to such Account have been returned, rejected or repossessed.

      "EXIM FINANCED RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and makes an Exim Advance. An Exim Financed Receivable stops being an Exim Financed Receivable (but remains Collateral) when the Exim Advance made for the Exim Financed Receivable has been finally paid.

      "EXIM GUARANTEE" is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this Agreement.

      "EXIM LOAN DOCUMENTS" means this Agreement, any note or notes executed by Borrower or any other agreement entered into in connection with this Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Agreement.

      "EXISTING FACILITY" means that certain LOAN AND SECURITY AGREEMENT BETWEEN BANK AND TEGAL CORPORATION AND _________________________ DATED AS OF JUNE 26, 2002 AND ANY NOTE OR NOTES EXECUTED BY TEGAL CORPORATION OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION WITH SUCH LOAN AND SECURITY AGREEMENT.

      "EXPORT ORDER" is a written export order or contract for the purchase by the buyer from the Borrower of any finished goods or services which are intended for export.

      "FACILITY" is an extension of credit by Bank to Borrower in order to finance receivables with an aggregate Account Balance not exceeding the Facility Amount.

      "FACILITY AMOUNT" is $3,500,000 gross.

      "FACILITY PERIOD" is the period beginning on this date and continuing until January 16,2005 unless the period is terminated sooner by Bank with notice to Borrower or by Borrower under Section 4.6.

      "FINANCE CHARGES" is defined in Section 4.2.

      "FINANCED RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and make an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

      "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables and Exim Financed Receivables.

      "GAAP" means United States generally accepted accounting principals.

      "GOOD FAITH DEPOSIT" is defined in Section 4.9.

      "GUARANTOR" means any guarantor of the Obligations.

      "INELIGIBLE RECEIVABLE" is any accounts receivable:

      (A)   that is unpaid (90) calendar days after the invoice date; or

      (B) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

      (C)   for which there has been any breach of warranty or representation in
            Section 7 or any breach of any  covenant in this  Agreement;  or

      (D) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; or

      (E)   is not an Exim Eligible Foreign Account.

      "INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INVOICE TRANSMITTAL" shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

      "LOCKBOX" is described in Section 7.2.

      "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under
this  Agreement  or  any  other  document,   instrument  or  agreement,  account
(including those acquired by assignment) primary or secondary, such as all Advances, Exim Advances, Finance Charges, Collateral Handling Fees, interest, fees, expenses, professional fees and attorneys' fees or other.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate. Notwithstanding the foregoing, for purposes of this Agreement, the Prime Rate shall not be less than 4.25%.

      "RECONCILIATION DAY" is the last calendar day of each month.

      "RECONCILIATION PERIOD" is each calendar month.

      "TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities, determined in accordance with GAAP, with the following adjustments:

      (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises; and

      (B) there shall be excluded from liabilities all 50% of all consideration received after the effective date of this Agreement for equity securities and indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Bank or by language in the instrument evidencing the indebtedness which Bank agrees in writing is acceptable to Bank in its good faith business judgment.

      2.    FINANCING OF ACCOUNTS RECEIVABLE.

            2.1. REQUEST FOR ADVANCES. During the Facility Period, Borrower may offer accounts receivable to Bank if there is not an Event of Default. Borrower will deliver an Invoice Transmittal (in the form of Exhibit C) for each accounts receivable it offers. Bank may rely on information in or with the Invoice Transmittal. The Bank shall not make any Advances prior to Borrower transferring all of its cash in its primary operating account at California Bank & Trust ("CBT") from CBT to Bank.

            2.2. ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any accounts receivable. Bank may approve any Account Debtor's credit before financing any receivable. When Bank accepts a receivable, it will pay Borrower the Advance Rate times the face amount of the receivable (the "Advance"). Bank may, in its discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the receivable becomes a "Financed Receivable." All representations and warranties in Section 7 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance. There shall be Advances for no more than 12 invoices at any one time outstanding. At no time shall the sum of all outstanding Advances plus Exim Advances exceed the Facility Amount.

      3.    EXIM ADVANCES; OVERADVANCES.

            3.1 EXIM ADVANCES SUBLIMIT.

                  (a) During the Facility Period, Borrower may offer Exim Eligible Foreign Accounts to Bank if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each Exim Eligible Foreign Account it offers. Bank may rely on information in or with the Invoice Transmittal. The Bank shall not make any Exim Advances prior to Borrower transferring all of its cash in its primary operating account at CBT from CBT to Bank.

                  (b) Bank is not obligated to finance any Exim Eligible Foreign
            Accounts.  Bank may  approve  any  Account  Debtor's  credit  before financing any receivable. When Bank accepts a receivable in connection with an Exim Advance, the Bank will pay Borrower the Exim Advance Rate times the face amount of the receivable (the "Exim Advance"). Bank may, in its discretion, change the percentage of the Exim Advance Rate. When Bank makes an Exim Advance, the receivable becomes a "Exim Financed Receivable." All representations and warranties in Section 7 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance. There shall be Exim Advances for no more than 12 invoices at any one time outstanding. The total amount of Exim Advances outstanding at any one time may not exceed $2,800,000. The aggregate amount of outstanding Exim Advances shall reduce the amount otherwise available to be borrowed under the Facility Amount.

                  (c) To obtain  an Exim  Advance,  Borrower  must  notify  Bank
            (which notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Exim Advance is to be made. The notice must be in the form of Exhibit C and shall be accompanied by any Export Orders. The notice must be signed by a Responsible Officer or designee. In addition, the Exim Guarantee must be in full force and effect.

      3.2   OVERADVANCES.

                  If Borrower's Obligations under Section 2.1 and 3.1 exceed the
            Facility Amount, Borrower must immediately pay Bank the excess.

4. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance or Exim Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fee and Finance Charges to Borrower's deposit account maintained with Bank.

      4.1. COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable or an Exim Financed Receivable and a non-Financed receivable or a non-Exim Financed Receivable, the funds will first be applied to the Financed Receivable or the Exim Financed Receivable, as the case may be, and if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 4.10. Bank, in its sole and exclusive discretion, may apply Collections towards the repayment of a Financed Receivable or an Exim Financed Receivable in any order and in any manner as it sees fit.

      4.2. FINANCE CHARGES. In computing Finance Charges on the Advances and Exim Advances, all Collections received by Bank shall be deemed applied by Bank on account of the Advances and Exim Advances 3 Business Days after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge"), which is equal to the Applicable Rate times the number of days in the Reconciliation Period times the outstanding average daily Financed Receivable Balance for that Reconciliation Period. After an Event of Default, Advances and Exim Advances accrue interest at 5 percent above the Applicable Rate effective immediately before the Event of Default.

      4.3. [THIS SECTION INTENTIONALLY LEFT BLANK.]

      4.4. [THIS SECTION INTENTIONALLY LEFT BLANK.]

      4.5. COLLATERAL HANDLING FEE. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to 0.50% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately before the Event of Default.

      4.6.  EARLY  TERMINATION  FEE.  A  fully  earned,   non-refundable   early
      termination fee equal to one percent (1%) of the Financed Receivable Balance (such amount to be calculated on the date such early termination fee is earned) on the date such early termination fee is due upon voluntary or involuntary full payment of the Obligations and termination of this Facility prior to twelve (12) months from the date of this Agreement, unless the Obligations are paid in full from an initial advance from a loan agreement with Bank.

      4.7. ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, Exim Financed Receivables, all Collections, Adjustments, Finance Charges and the Collateral Handling Fee. If Borrower does not object to the accounting in writing within 30 days it is considered correct. All Finance Charges and other interest and fees calculated on the basis of a 360-day year and actual days elapsed.

      4.8. DEDUCTIONS. Bank may deduct fees, finance charges and other amounts due from any Advances made or Collections received by Bank.

      4.9. GOOD FAITH DEPOSIT. Borrower has paid to Bank a Good Faith Deposit of $20,000 to initiate Bank's due diligence review process.

      4.10. ACCOUNT COLLECTION SERVICES. All Borrowers' receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within FIVE (5) days of receipt of those collections, Bank will give Borrower, the receivables collections it receives for receivables other than Financed Receivables or Exim Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance or an Exim Advance to Borrower, less any amount due to Bank, such as the Finance Charge, Collateral Handling Fee and expenses or otherwise. This section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

      4.11 EXIM BANK EXPENSES. On the date this Agreement is executed and delivered, Borrower will pay all Exim Bank Expenses incurred through the date hereof.

5.    REPAYMENT OF CERTAIN OBLIGATIONS.

      5.1. REPAYMENT ON MATURITY. Borrower will repay each Advance and Exim Advance on the earliest of: (a) payment of the Financed Receivable or Exim Financed Receivable in respect which the Advance or Exim Advance was made,
      (b) the Financed Receivable or Exim Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable or Exim Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable or Exim Financed Receivable is not otherwise an Ineligible Receivable, or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance or Exim Advance and all other amounts due hereunder.

      5.2. REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 10(B), immediately without notice or demand from Bank) repay all of the Obligations. The demand may, at Bank's option, include the Advance or Exim Advance, as the case may be, for each Financed Receivable or Exim Financed Receivable then outstanding and all accrued Finance Charges, Collateral Handling Fees, attorneys and professional fees, court costs and expenses, and any other Obligations.

6. POWER OF ATTORNEY. Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to:

      (A) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables or Exim Financed Receivables:

      (B) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables or Exim Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses;

      (C) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

      (D)   notify all Account Debtors to pay Bank directly;

      (E)   receive, open, and dispose of mail addressed to Borrower;

      (F)   endorse Borrower's name on check or other instruments;

      (G) execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral; and

      (H)   do all acts and things necessary or expedient.

7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

      7.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable and each Exim Financed Receivable:

      (A)   It is the owner with legal right to sell, transfer and assign it;

      (B) The correct amount is on the Invoice Transmittal and is not disputed;

      (C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

      (D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

      (E) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

      (F) It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

      (G) It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

      (H) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and Exim Financed Receivables and all proceeds of Collateral; and

      (I) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

      7.1.1 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

      (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

      (B) Borrower has good title to the Collateral, free and clear of all liens. The Accounts in any report submitted to Bank, are bona fide, existing obligations and the service or property has been performed or delivered to the Account Debtor or its agent (subject only to installation and warranty obligations arising in the ordinary course of Borrower's business), for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any Account Debtor.

      (C) All inventory is in all material respects of good and marketable quality and free from material defects.

      (D) Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      (E) Borrower will use the proceeds of the Exim Advances only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the Exim Advances for any purpose prohibited by the Borrower Agreement.

      7.2.  AFFIRMATIVE COVENANTS. Borrower will do all of the following:

      (A)   Maintain  its   corporate   existence   and  good  standing  in  its
            jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

      (B) Give Bank at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

      (C) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

      (D) Provide a written report within 10 days, if payment of any Financed Receivable or Exim Financed Receivable does not occur by its due date and include the reasons for the delay.

      (E) Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of filing with the Securities and Exchange Commission, while any Financed Receivable or Exim Financed Receivable is outstanding.

      (F) Execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      (G)   Provide  Bank with a  Compliance  Certificate  no later than 30 days
            following  each  month  end  when  there  is  a  positive   Financed
            Receivable Balance or as requested by Bank.

      (H) When there is a positive Financed Receivable Balance, provide Bank with, as soon as available, but no later than 30 days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period together with an aged listing of accounts receivable and accounts payable along with a deferred revenue report; provided, however, that such deferred revenue report shall be provided to Bank upon each Advance or Exim Advance if such Advances or Exim Advances occur more than once per month or if more than one Advance or Exim Advance is made per month.

      (I)   Immediately  notify,  transfer  and deliver to Bank all  collections
            Borrower   receives  for  Financed   Receivables  or  Exim  Financed
            Receivables.

      (J) Borrower will remit all payment's for Accounts to the Bank by the close of business on each Friday along with a detailed cash receipts journal and shall immediately notify and direct all of the Borrower's Account Debtor's to make all payment's for Borrower's Accounts to a lockbox account established with a third party acceptable to Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement.

      (K) Borrower will allow Bank to audit Borrower's Collateral, including but not limited to Borrower's Accounts, at Borrowers expense, no later than 90 days of the execution of this Agreement and every six months thereafter. Provided, however, if an Event of Default has occurred, Bank may audit Borrower's Collateral, including but not limited to Borrower's Accounts at Bank's sole discretion and without notification and authorization from Borrower.

      (L) Provide Bank with, as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, either (i) audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank or (ii) a copy of the Borrower's most recently filed United States income tax return.

      (M) Provide Bank with inventory reports reasonably requested by Bank. Each Exim Advance shall be supported by Export Orders in connection with such advance.

      (N) Borrower shall deliver all reports, certificates and other documents to Bank as provided in the Borrower Agreement, including, without limitation, copies of Export Orders and any other information that Bank and Exim Bank may reasonably request.

      (O) Borrower will keep all inventory in good and marketable condition, free from material defects except for inventory for which adequate reserves have been made in accordance with GAAP, which reserves have been, and at all times will be with respect to Exim Eligible Inventory. Returns and allowances between Borrower and its Account Debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.00.

      (P) If required by Bank, Borrower will obtain, with respect to Accounts that are otherwise ineligible under Exim borrowing criteria and where Borrower has requested or obtained an Advance, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by Exim Bank insuring against comprehensive commercial and political risk (the "EXIM Bank Policy"). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this Agreement. Borrower will immediately notify Bank and Exim Bank in writing upon submission of any claim under the Exim Bank Policy. Then Bank will not be obligated to make any further Credit Extensions to Borrower based on Exim Eligible Foreign Accounts without prior approval from Exim Bank.

      (Q) Borrower will comply with all terms of the Borrower Agreement. If any provision of the Borrower Agreement conflicts with any provision contained in this Agreement, the more strict provision, with respect to the Borrower, will control; provided, however, any action or event that is permitted hereunder shall be deemed to satisfy any requirement for consent of Bank under the Borrower Agreement.

      (R) Borrower will, if required by Exim Bank or Bank, cause all sales of products on which the Exim Advances are based to satisfy at least one of the following: (i) be supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank, (ii) be for any Account which satisfies all of the requirements to constitute an Exim Eligible Foreign Account, or
            (iii) where the Accounts from the Buyer exceed twenty-five percent (25%) of all Exim Eligible Foreign Accounts, to be preapproved in writing, by Bank or Exim Bank.

      (S)   Borrower shall maintain a minimum Tangible Net Worth as follows:

            (i) During the period commencing on April 1, 2003 and continuing through June 30, 2003, $8,800,000;

            (ii) During the period commencing on July 1, 2003 and continuing through September 31, 2003, $8,000,000;

            (iii) During the period commencing on October 1, 2003 and continuing through December 31, 2003, $7,000,000; and

            (iv) Commencing on January 1, 2004 and at all times thereafter, $6,500,000.

            Increases in this minimum Tangible Net Worth covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in this minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall this minimum Tangible Net Worth covenant be decreased.

7.3. NEGATIVE COVENANTS. Borrower will not do any of the following without Bank's prior written consent:

      (A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral except to Orin Hirschman ("Hirschman") with respect to Borrower's intellectual property.

      (B)   Convey,   sell,   lease,   transfer  or  otherwise  dispose  of  the
            Collateral.

      (C)   Create, incur, assume, or be liable for any indebtedness.

      (D) Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

      (E) Violate or fail to comply with any provision of the Borrower Agreement or take an action, or permit any action to be taken, that causes, or could be expected to cause, the Exim Guarantee to not be in full force and effect. Notwithstanding the introductory sentence to this Section 7, at no time will Bank give or be required to give its consent to the actions set forth in this Section 7.3.

8. ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in
Section 7, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them "property of Silicon Valley Bank." Bank owns the Financed Receivables and Exim Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

9. SECURITY INTEREST. Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral to secure all Obligations and the performance of each of Borrower's duties hereunder. Any security interest will be a first priority security interest in the Collateral; provided, however that Bank's security interest in Borrower's intellectual property shall be a second priority security interest solely behind Hirschman. Notwithstanding the foregoing, when the debt owed by Borrower to Hirschman is converted to equity, Bank's interest in Borrower's intellectual property will become a first priority security interest.

10. EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

      (A)   Borrower fails to pay any amount owed to Bank when due;

      (B) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

      (C) Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

      (D) Any involuntary lien, garnishment, attachment attaches to the Financed Receivables, Exim Financed Receivables or any Collateral;

      (E)   Borrower   breaches   any   covenant,   agreement,    warranty,   or
            representation is an immediate Event of Default;

      (F) Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

      (G) An event of default occurs under any guaranty of the Obligations or any material provision of any Guaranty is not valid or enforceable or a guaranty is repudiated or terminated;

      (H) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

      (I) Any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; or

      (J) (i) A material impairment in the perfection or priority of the Bank's security interest in the Collateral; (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Advances occurs; or

      (K) If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes any obligations under the Exim Guarantee.

11.   REMEDIES.

      11.1. REMEDIES UPON DEFAULT. When an Event of Default occurs, (1) Bank may stop financing receivables or extending credit to Borrower; (2) at Bank's option and on demand, all or a portion of the Obligations or, for to an Event of Default described in Section 10(B), automatically and without demand, are due and payable in full; (3) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and (4) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in Section 6 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables, Exim Financed Receivables and Collateral in any commercial manner. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least five days before the sale may be held.

      11.2. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

      11.3. DEFAULT RATE. If any amount is not paid when due, the amount bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

      11.4 EXIM DIRECTION; NOTIFICATION. Upon the occurrence and during the continuance of an Event of Default, Exim Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower. Bank has the right to immediately notify Exim Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this Agreement; (2) the Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any loan owing by Borrower to Bank; (4) the filing of an action for debtor's relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any dispute involving Borrower. If Bank sends a notice to Exim Bank, Bank has the right to send Exim Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with Exim Bank or the defaults have been cured (but no Advances may be required during the cure period unless Exim Bank gives its written approval). If directed by Exim Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstandings under the Exim Loan Documents.

12. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Exim Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables, Exim Financed Receivables or other Collateral, (e) collecting the Financed Receivables, Exim Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, any Exim Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

13. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. California law governs this Agreement. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

14. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

15.   GENERAL PROVISIONS.

      15.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

      15.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      15.3. TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

      15.4. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      15.5. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

      15.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

      15.7. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

      15.8. CONFIDENTIALITY. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement,
      (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      15.9. OTHER AGREEMENTS. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

      15.10. EXISTING CREDIT LINE. The Borrower agrees that it shall not be able to borrow any amounts under its Existing Facility with Bank as of the Effective Date of this Agreement. Borrower also agrees that all outstanding obligations under the Existing Facility shall be paid in full in cash on or prior to the date this Agreement becomes effective.


BORROWER:   TEGAL CORPORATION


By     /s/ Thomas R. Mika
       ----------------------------------
Title  Executive Vice President & CFO


BORROWER:   TEGAL JAPAN, INC.


By     /s/ James McKibben
       ----------------------------------
Title  President - Tegal Japan Inc.


BANK: SILICON VALLEY BANK


By     /s/ R. Michael White
       ----------------------------------
Title  Market Manager

Effective Date:     January 16, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         TEGAL CORPORATION
                                             (Registrant)

                                         /s/ THOMAS R. MIKA
                                         ------------------
                                         Thomas R. Mika
                                         Chief Financial Officer


Dated: February 12, 2004